As filed with the Securities and Exchange Commission on February 19, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Gemini Space Station, Inc.
(Exact name of registrant as specified in its charter)

Nevada	33-3263417
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Third Avenue, 2nd Floor, New York, NY1	10016[1]
(Address of Principal Executive Offices)	(Zip Code)
Gemini Space Station, Inc. 2025 Omnibus Incentive Plan
Gemini Space Station, Inc. 2025 Employee Stock Purchase Plan
(Full title of the plans)

CT Corporation System
701 S Carson St, Ste 200
Carson City, Nevada 89701
(Name and address of agent for service)
(888) 755-1133
(Telephone number, including area code, of agent for service)
Copies to:

Ryan J. Dzierniejko John Zelenbaba Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, NY 10001 (212) 735-3000	Cameron Winklevoss President Gemini Space Station, Inc. 600 Third Avenue, 2nd Floor New York, NY 10016 (646) 751-4401
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

1    We use this address for receiving mail and correspondence to our principal executive office located in New York, NY.

REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E
This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of increasing the number of securities of the same class as other securities for which a registration statement of Gemini Space Station, Inc. (the “Registrant”) on Form S-8 relating to the same employee benefit plans is effective. The Registrant previously registered shares of its Class A common stock, par value $0.001 per share, for issuance under the Gemini Space Station, Inc. 2025 Omnibus Incentive Plan and the Gemini Space Station, Inc. 2025 Employee Stock Purchase Plan under Registration Statements on Form S-8, filed with the Securities and Exchange Commission (the “SEC”) on September 11, 2025 (File No. 333-290199) and on October 21, 2025 (File No. 333- 290993) (the “Previous Registration Statements”). Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference herein the contents of the Previous Registration Statements, and hereby deems the contents of the Previous Registration Statements to be a part of this Registration Statement, in each case except as supplemented, amended or superseded by the information set forth below herein. In accordance with the instructional note of Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.         Exhibits.
The following exhibits are filed herewith or incorporated herein by reference.

Exhibit Number	Description
4.1
Amended and Restated Articles of Incorporation of Gemini Space Station, Inc. (incorporated by reference to Exhibit 3.1 filed with the Company’s Current Report on Form 8-K (File No. 001-42836), filed with the SEC on September 15, 2025).

4.2
Amended and Restated Bylaws of Gemini Space Station, Inc. (incorporated by reference to Exhibit 3.2 filed with the Company’s Current Report on Form 8-K (File No. 001-42836), filed with the SEC on September 15, 2025).

4.3
Form of Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 filed with the Company’s Registration Statement on Form S-1 (File No. 333-289665), filed with the SEC on August 15, 2025).

5.1*	Opinion of Brownstein Hyatt Farber Schreck, LLP.
23.1*	Consent of Deloitte & Touche LLP, as to Gemini Space Station, LLC.
23.2*	Consent of Deloitte & Touche LLP, as to Gemini Space Station, Inc.
23.3*	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of this Registration Statement).
99.1
Gemini Space Station, Inc. 2025 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.13 filed with the Company’s Registration Statement on Form S-1 (File No. 333-289665), filed with the SEC on September 2, 2025).

99.2
Gemini Space Station, Inc. 2025 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.14 filed with the Company’s Registration Statement on Form S-1 (File No. 333-289665), filed with the SEC on September 2, 2025).

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 19, 2026.
GEMINI SPACE STATION, INC.

By:	/s/ Tyler Winklevoss
Name	Tyler Winklevoss
Title:	Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Tyler Winklevoss and Danijela Stojanovic and each of them, individually, as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorneys and agents may deem necessary or desirable to enable the Registrant to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form S-8, or the Registration Statement, to be filed with the Securities and Exchange Commission, to any and all amendments or supplements to such Registration Statement, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments or supplements thereto; and each of the undersigned hereby ratifies and confirms all that such attorneys and agents shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Tyler Winklevoss	Co-Founder, Chief Executive Officer,	2/19/2026
Tyler Winklevoss	and Director (Principal Executive Officer)

/s/ Cameron Winklevoss	Co-Founder, President, and Director	2/19/2026
Cameron Winklevoss

/s/ Danijela Stojanovic	Interim Chief Financial Officer	2/19/2026
Danijela Stojanovic	(Principal Financial Officer and Principal Accounting Officer)

/s/ Sachin Jaitly	Director	2/19/2026
Sachin Jaitly

/s/ Jonathan Durham	Director	2/19/2026
Jonathan Durham

/s/ James Esposito	Director	2/19/2026
James Esposito

/s/ Maria Filipakis	Director	2/19/2026
Maria Filipakis